UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2018

CASCADIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(Address of principal executive offices, including zip code)

(206) 801-2100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, Cascadian Therapeutics, Inc., a Delaware corporation (“Cascadian”) entered into an Agreement and Plan of Merger, dated as of January 30, 2018 (the “Merger Agreement”), by and among Cascadian, Seattle Genetics, Inc., a Delaware corporation (“Parent”), and Valley Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).

In accordance with the terms of the Merger Agreement, Merger Sub commenced a tender offer for all of Cascadian’s outstanding shares of common stock, par value $0.0001 per share (the “Shares”), at a purchase price of $10.00 per Share, net to seller in cash (the “Offer Price”), without interest, less any applicable withholding taxes (the “Offer”). The Offer expired at 12:00 midnight, New York City time, on March 9, 2018 (one minute after 11:59 p.m., New York City time, on March 8, 2018) as scheduled and was not extended. According to the depositary for the Offer, as of the expiration of the Offer, 50,195,129 Shares (excluding Shares with respect to which notices of guaranteed delivery were delivered) were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 91% of the outstanding Shares and a sufficient number of Shares such that the minimum tender condition to the Offer was satisfied. In addition, the depositary has advised Parent that notices of guaranteed delivery have been delivered with respect to 144,625 additional Shares, representing less than 1% of the outstanding Shares. All other conditions to the Offer were satisfied or waived. As a result, immediately after the expiration of the Offer, Merger Sub irrevocably accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer and payment for such Shares has been made to the depositary, which will act as agent for tendering stockholders whose Shares have been accepted for payment, in accordance with the terms of the Offer.

Also on March 9, 2018, Parent completed the acquisition of Cascadian through the merger of Merger Sub with and into Cascadian, with Cascadian surviving as a subsidiary of Parent (the “Merger”). The Merger was governed by Section 251(h) of the Delaware General Corporation Law, with no stockholder vote required to consummate the Merger. At the effective time of the Merger, each Share outstanding immediately prior to the effective time (other than Shares owned by stockholders who properly demanded appraisal in connection with the Merger and Shares owned by Parent, Merger Sub, or any other wholly owned subsidiary of Parent, and Shares owned by Cascadian or any wholly owned subsidiary of Cascadian, and in each case not held on behalf of third parties) was cancelled and converted into the right to receive the Offer Price, without interest, less any applicable withholding taxes.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement filed as Exhibit 2.1 of the Current Report on Form 8-K filed by Cascadian on January 31, 2018, and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

As described in the Introductory Note above, on March 9, 2018, Merger Sub irrevocably accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer. Shortly thereafter, the Merger was completed pursuant to Section 251(h) of the DGCL, with no stockholder vote required to consummate the Merger. Upon the consummation of the Merger, Cascadian became a subsidiary of Parent.

The aggregate consideration paid by Parent and Merger Sub in the Offer and Merger was approximately $553 million, without giving effect to related transaction fees and expenses. Parent provided Merger Sub with the necessary funds to fund the Offer and the Merger from available cash on hand.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, Cascadian (i) notified the NASDAQ Global Select Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ file with the Securities and Exchange Commission a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of Shares on NASDAQ was halted and suspended as of the close of trading on March 9, 2018. Cascadian also intends to file with the Securities and Exchange Commission a Form 15 under the Exchange Act, requesting that Cascadian’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders

The information contained in the Introductory Note and Items 2.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant

As a result of Merger Sub’s acceptance for payment of all Shares that were validly tendered and not validly withdrawn pursuant to the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL, on March 9, 2018, a change in control of Cascadian occurred and Cascadian is now is a subsidiary of Parent.

The information contained in the Introductory Note and Items 2.01, 3.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements to Certain Officers

In connection with the Merger, each of Scott D. Myers, Christopher S. Henney, Robert W. Azelby, Gwen A. Fyfe, Steven P. James, Ted W. Love, and Daniel K. Spiegelman resigned as directors of Cascadian’s Board of Directors (the “Board”) and from all committees of the Board on which such directors served, effective as of the effective time of the Merger. In accordance with the terms of the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time, which consisted of Darren Cline, Todd Simpson and Jean Liu became the directors of Cascadian immediately after the Effective Time. Biographical and other information with respect to the new directors of Cascadian is set forth in Annex A to the Offer to Purchase, dated as of February 8, 2018 (together with any amendments and supplements thereto), a copy of which is attached as Exhibit (a)(1)(i) to the Tender Offer Statement on Schedule TO filed with the SEC by Parent and Merger Sub on February 8, 2018 (together with any amendments and supplements thereto), which is incorporated herein by reference.

At the effective time of the Merger, each of the officers of Cascadian (Scott D. Myers, Julia M. Eastland, Gary W. Christianson, Scott R. Peterson and Luke N. Walker) was removed from such officer’s respective office. Immediately thereafter, Nancy Whiting was appointed as President & Secretary of Cascadian and Venkat Ramanan was appointed as Vice President of Finance of Cascadian.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 30, 2018, by and among Seattle Genetics, Inc., Valley Acquisition Sub, Inc. and Cascadian Therapeutics, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Cascadian Therapeutics, Inc. on January 31, 2018)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2018

CASCADIAN THERAPEUTICS, INC.

By:	/s/ Venkat Ramanan
Name:	Venkat Ramanan
Title:	Vice President of Finance